Exhibit 99.2
First Quarter Fiscal 2026 July 31, 2025

NEIL BRINKER President and Chief Executive Officer MICK LUCARELI Executive Vice President and Chief Financial Officer KATHY POWERS Vice President, Treasurer, and Investor Relations 2

Forward-Looking Statements 3 This presentation contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” “projects,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine's actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to those described under “Risk Factors” in Item 1A of Part I of the Company's Annual Report on Form 10-K for the year ended March 31, 2025 and under Forward-Looking Statements in Item 7 of Part II of that same report. Other risks and uncertainties include, but are not limited to, the following: the impact of potential adverse developments or disruptions in the global economy and financial markets, including impacts related to inflation, energy costs, government incentive or funding programs, supply chain challenges or supplier constraints, logistical disruptions, tariffs, sanctions and other trade issues or cross-border trade restrictions; the impact of other economic, social and political conditions, changes and challenges in the markets where we operate and compete, including foreign currency exchange rate fluctuations, changes in interest rates, tightening of the credit markets, recession or recovery therefrom, restrictions associated with importing and exporting and foreign ownership, public health crises, and the general uncertainties, including the impact on demand for our products and the markets we serve from regulatory and/or policy changes that have been or may be implemented in the U.S. or abroad, including those related to tax and trade, climate change, public health threats, and military conflicts, including the conflicts in Ukraine and in the Middle East and tensions in the Red Sea; the overall health and pricing focus of our customers; changes or threats to the market growth prospects for our customers; our ability to successfully realize anticipated benefits, including improved profit margins and cash flow, from our strategic initiatives and our application of 80/20 principles across our businesses; our ability to be at the forefront of technological advances and the impacts of any changes in the adoption rate of technologies that we expect to drive sales growth; our ability to accelerate growth organically and through acquisitions and successfully integrate acquired businesses; our ability to successfully exit portions of our business that do not align with our strategic plans; our ability to effectively and efficiently manage our operations in response to sales volume changes, including maintaining adequate production capacity to meet demand in our growing businesses while also completing restructuring activities and realizing benefits thereof; our ability to fund our global liquidity requirements efficiently and comply with the financial covenants in our credit agreements; operational inefficiencies as a result of product or program launches, unexpected volume increases or decreases, product transfers and warranty claims; the impact on Modine of any significant increases in commodity prices, particularly aluminum, copper, steel and stainless steel (nickel) and other purchased components and related costs, and our ability to adjust product pricing in response to any such increases; our ability to recruit and maintain talent in managerial, leadership, operational and administrative functions and to mitigate increased labor costs; our ability to protect our proprietary information and intellectual property from theft or attack; the impact of any substantial disruption or material breach of our information technology systems; costs and other effects of environmental investigation, remediation or litigation and the increasing emphasis on environmental, social and corporate governance matters; our ability to realize the benefits of deferred tax assets; and other risks and uncertainties identified in our public filings with the U.S. Securities and Exchange Commission. Forward-looking statements are as of the date of this presentation, and we do not assume any obligation to update any forward-looking statements.

Climate Solutions 4 ▪ Climate Solutions revenue increased 11% and adjusted EBITDA increased 10%, with contributions from recent acquisitions ▪ AbsolutAire and L.B. White both offer complementary heating products, broadening our portfolio and unlocking new markets and distribution channels ▪ Climate by Design International (CDI) provides desiccant dehumidification and process air handlers, complementing commercial indoor air quality product line ▪ Prioritizing organic growth in Data Centers, with $100 million capacity expansion in North America, including a new facility in Dallas, TX, further expansion in Grenada, MS, and repurposing two existing Performance Technologies sites ▪ Developing custom modular data center to allow rapid deployment and scalability ▪ Collaborating with strategic customers on next-generation technologies, including alternatives for distributing coolant to the rack

Performance Technologies ▪ Performance Technologies revenues down 8%, adjusted EBITDA decreased 14% ▪ Market downturn continues; maintaining tight cost controls, including reallocating talent and resources to Climate Solutions ▪ Evaluating the transition of two sites to expand capacity for data centers, will consolidate existing production lines to other North American plants ▪ Team remains lean and focused on key customers ▪ Well positioned to capitalize with strong incremental margins when volumes return 5

Climate Solutions 6 $357.3 $397.4 (In millions) Data Centers ▪ Growth primarily driven by NA hyperscale and colocation customers HVAC Technologies ▪ Recent acquisitions contributed $10M in sales; organic growth driven by heating stock plan demand and IAQ products Heat Transfer Solutions ▪ Lower sales to coils customers continues; mostly offset by growth in commercial coolers and coatings demand 15% 34% -1% Q1 FY25 Q1 FY26 Adjusted EBITDA & EBITDA Margin* $71.9 $79.4 20.1% 20.0% ▪ Adjusted EBITDA margin remains strong while investing in acquisitions and resources to support data center growth ▪ Expecting the adjusted EBITDA margin to remain flat during period of capacity expansion with growth accelerating in fiscal 2027 ▪ Excited about the recent acquisitions and the goals established; earnings and revenue outlooks remain strong in targeted markets, particularly for data centers * See appendix for the full GAAP income statement and Non-GAAP reconciliations Q1 FY25 Q1 FY26 Net Sales

Q1 FY25 Q1 FY26 Adjusted EBITDA & EBITDA Margin* Q1 FY25 Q1 FY26 Net Sales Performance Technologies $309.0 $285.5 $43.7 $37.5 (In millions) Heavy-Duty Equipment ▪ Ongoing market softness for agriculture and construction customers, along with 80/20 product line exits On-Highway Applications ▪ Lower global sales demand for CV products, continued softness in EV auto demand, along with 80/20 product line exits ▪ Revenue impacted by anticipated market weakness and the strategic exit from lower-margin business ▪ 100 bps decrease in adjusted EBITDA margin primarily due to lower sales and higher material costs, partially offset by improved operating efficiencies and cost reductions ▪ 80/20 cost reduction actions taken last quarter resulted in $5M lower SG&A expenses ▪ Anticipating full year earnings and margin improvement -8% 14.1% 13.1% * See appendix for the full GAAP income statement and Non-GAAP reconciliations 7 -4%

Q1 FY25 Q1 FY26 Adjusted EBITDA & EBITDA Margin* Q1 FY25 Q1 FY26 Net Sales Financial Review (In millions) Q1 FY26 Q1 FY25 Net Sales $682.8 $661.5 Gross Profit 165.4 162.6 % of net sales 24.2% 24.6% SG&A expenses 84.9 82.8 % of net sales 12.4% 12.5% Operating Income 75.7 74.4 % of net sales 11.1% 11.2% Adjusted EBITDA* 101.4 100.9 % of net sales 14.9% 15.3% Adjusted EPS* $1.06 $1.04 (In millions) $661.5 $682.8 $100.9 $101.4 ▪ Sales improvement driven primarily by data center growth, organic HVAC technologies growth from heating and IAQ along with our recent acquisitions ▪ Gross profit up 1.7%, on a slightly lower margin; mostly due to lower volume and higher material costs in PT ▪ SG&A increase in line with revenue; includes acquisitions and investments in CS, partially offset by PT cost savings initiatives ▪ Adjusted EBITDA growth of 0.5%, with a 14.9% margin for the quarter ▪ Adjusted EPS increased 2%, primarily due to higher earnings 15.3% 14.9% * See appendix for the full GAAP income statement and Non-GAAP reconciliations 8

Cash Flow and Metrics Cash Flow and Metrics Q1 FY26 Free Cash Flow $0.2 million Net Debt (as of June 30) $403 million Leverage Ratio (as of June 30) 1.0x Capital Expenditures $28 million ▪ Slightly positive free cash flow in the quarter; includes a significant inventory build to support future data center delivery schedules and increasing sales ▪ Net debt increased $123M YoY mostly driven by acquisitions; leverage ratio remains strong at 1.0x ▪ Upsized and extended maturities on Modine’s credit facilities to increase liquidity to fund growth initiatives ▪ Balance sheet remains strong to support both organic growth and acquisition initiatives * See appendix for the full GAAP income statement and Non-GAAP reconciliations 9 Modine Maintains Strong Balance Sheet & Liquidity

Fiscal 2026 Outlook Metrics Guidance Comments Net Sales +10% to +15% $2.84B to $2.97B Adjusted EBITDA* $440M to $470M +12% to +20% FY26 Modine Segment Sales Outlook Climate Solutions +25% to +35% Performance Technologies (2%) to (12%) * See appendix for the full GAAP income statement and Non-GAAP reconciliations Raising our Financial Outlook ▪ Raising the revenue and earnings outlook due to recent acquisitions and an increase in the data center sales projection ▪ Now anticipating revenue growth of 10% to 15% ▪ Increasing the Climate Solutions revenue outlook: +25% to +35% ▪ Higher growth in Climate Solutions driven by recent acquisitions and more than 45% growth in data center sales ▪ No change in the revenue outlook for Performance Technologies ▪ Improved adjusted EBITDA outlook; increasing the full year by $20 million in the second half of the fiscal year ▪ Expecting free cash flow to be ~3% of sales, due to the announced data center manufacturing capacity expansion, then returning to normal levels and improving in FY27 ▪ Interest, depreciation and income tax assumptions included in the appendix 10

Appendix 11

GAAP Income Statement 12

Non-GAAP Reconciliations* 13 * See the footnotes on slide 14 for additional information regarding these adjustments.

Non-GAAP Reconciliations 14

Non-GAAP Reconciliations 15 (a) See the adjusted financial results on slide 13 and related footnotes on slide 14 for additional information regarding these adjustments.

Non-GAAP Reconciliations 16

Non-GAAP Reconciliations 17

Forward-Looking Non-GAAP Financial Measure 18 The Company’s fiscal 2026 guidance includes adjusted EBITDA, which is a non-GAAP financial measure. The full-year fiscal 2026 guidance includes the Company’s estimates for interest expense of approximately $28 to $30 million, a provision for income taxes of approximately $78 to $86 million, and depreciation and amortization expense of approximately $89 to $93 million. The non-GAAP financial measure also excludes certain cash and non-cash expenses or gains. These expenses and gains may be significant and include items such as restructuring expenses (including severance and equipment transfer costs), acquisition and integration costs, impairment charges and certain other items. These expenses for the first three months of fiscal 2026 are presented on slide 13. The Company has agreed to sell its technical service center in Germany and expects to record a gain on sale of approximately $4 million during fiscal 2026 upon closing. Estimates of other expenses and gains for the remainder of fiscal 2026 that will be excluded for the non-GAAP financial measure are not available due to the low visibility and unpredictability of these items.